CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Rich Pharmaceuticals, Inc.

We hereby consent to the use of our audit report dated September 1, 2017 with respect to the financial statements of Rich Pharmaceuticals, Inc. for the years ended March 31, 2017 and 2016 in its registration statement Form S-1. We also consent to the reference of our firm under the caption “Interest of Named Experts and Counsel” in the registration statement.

/s/ KLJ & Associates, LLP Edina, MN

January 24, 2018

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330